UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act Of 1934

Date of Report (Date of earliest event reported)	August 12, 2008

THE PROCTER & GAMBLE COMPANY
(Exact name of registrant as specified in its charter)
Ohio	1-434	31-0411980
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

One Procter & Gamble Plaza, Cincinnati, Ohio	45202
(Address of principal executive offices)	Zip Code

(513) 983-1100	45202
(Registrant's telephone number, including area code)	Zip Code

--	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
--	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
--	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
--	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02(e)    COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On August 12, 2008, the Compensation & Leadership Development Committee (the “Committee”) of the Board of Directors of The Procter & Gamble Company (“P&G”) granted Clayton C. Daley, Jr., Vice-Chairman and Chief Financial Officer, a special equity award of $1,500,000 in recognition of Mr. Daley’s integral role in the valuation, negotiation and acquisition of The Gillette Company (“Gillette”) and his successful leadership of the integration of Gillette into P&G. This grant reflects Mr. Daley’s involvement and oversight of all aspects of the transaction, which was the largest and one of the most successful in the Company’s history. The grant will be made in the form of restricted stock units granted under the Company’s 2001 Stock and Incentive Compensation Plan using the closing price for the Company’s Common Stock on the New York Stock Exchange on August 12, 2008.

In addition, the Committee approved a change to the Company’s Short Term Achievement Reward Program (“STAR”). STAR Awards were previously based on three components: a Total Company Factor, a Business Unit Factor and a Gillette Integration Factor. Because the Company has now successfully completed the Gillette integration, the Committee approved the removal of the “Gillette Integration Factor” from the STAR calculation formula. A summary of the revised STAR Program is attached as Exhibit 99.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

 THE PROCTER & GAMBLE COMPANY

BY:  /s/ E. J. WUNSCH
 E. J. Wunsch
 Assistant Secretary
 August 14, 2008

EXHIBIT(S)

Exhibit 99:  STAR Program Summary dated August 12, 2008.